DAVE DAVIS TO SERVE AS VICE PRESIDENT & CHIEF FINANCIAL OFFICER OF
GLOBAL EAGLE ENTERTAINMENT INC.
AFTER CLOSING OF BUSINESS COMBINATION

Los Angeles, CA November 16, 2012 –Global Eagle Acquisition Corp. (NASDAQ: EAGL; EAGLW; EAGLU) (Global Eagle) today announced that Dave Davis, former chief financial officer of Northwest Airlines Corporation and US Airways Group and current director of Row 44 Inc. (Row 44), will join the company as Vice President and Chief Financial Officer upon closing of its proposed business combination transaction in which Global Eagle will acquire Row 44  and 86% of the issued and outstanding shares of Advanced In-flight Alliance AG (GR:DVN1) (AIA).

On November 8, 2012, Global Eagle announced the signing of definitive agreements for the business combination to create the largest entertainment and connectivity platform for the worldwide airline industry. AIA is the leading supplier of games, movies, general entertainment and applications to the airline industry, serving more than 130 airlines worldwide. Row 44 is a leading satellite-based broadband service provider to the global airline industry, with its in-flight entertainment connectivity system currently installed on more than 400 aircraft that operate over land and sea worldwide.

Global Eagle Acquisition Corp. will be renamed Global Eagle Entertainment Inc. upon the closing.

Prior to the closing of the business combination, Davis will serve as Chief Financial Officer of Row 44, reporting to John LaValle, Chief Executive Officer of Row 44.  Upon closing, Davis will transition to take on the position of Vice President and Chief Financial Officer of Global Eagle Entertainment Inc.  In his role at Global Eagle, Davis will be responsible for Global Eagle’s group finance functions including financial planning and analysis, controllership, tax, treasury, investor relations, and mergers and acquisitions activity.

“As the in-flight entertainment experience continues to evolve at a rapid pace, Dave’s keen insight will be crucial in developing the innovative products and services that move our business forward,” said Ed Shapiro, Chairman of the Board of Row 44 and Chairman-designate of Global Eagle Entertainment. “Not only have I known and respected him for many years, but as a member of the Row 44 board, his advice has been invaluable.”

Added LaValle: “Dave brings us a history of leading the financial strategy and stewardship of numerous successful private and public companies. It is this unparalleled track record, combined with his reputation as one of the airline industry’s most respected financial executives, that made him our hands-down choice as we endeavor to build the largest integrated entertainment platform in the business.”

“This is an incredibly exciting time in the in-flight entertainment space and I’m thrilled to be taking on a key role at Global Eagle Entertainment,” said Davis. “I believe there is a lot of runway ahead for this business, and I look forward to working with Ed, John and the rest of the executive team as we define Global Eagle Entertainment’s future and take the in-flight entertainment experience to a whole new level.”

Most recently, Davis served as Senior Vice President, Enterprise Finance, at Best Buy, Inc. in Minneapolis.

Davis has accumulated years of experience in leading the finance functions and strategic planning in the airline industry. He joined US Airways Group in 2002 as Vice President, Financial Planning & Analysis before being promoted to Executive Vice President, Finance and Chief Financial Officer in 2004. A year later, Davis joined Northwest Airlines Corporation as Senior Vice President, Finance and Controller. From June of 2007 to November of 2008, he served as Executive Vice President, Chief Financial Officer where he oversaw the Northwest Delta merger process.

From 2008 to 2010, Davis served as Senior Managing Director of Perseus LLC, a private equity firm with over $1.6 billion investment until he cofounded Bearpath Capital, LLC, a private equity and management advisory firm. While at Perseus, Davis led the firm’s investment in, and currently serves as a board member of, Lumexis Corporation, a provider of in-flight entertainment systems for commercial aircraft. Davis also became a board member of Row 44 in 2008 and has been working closely with the company on its expansion in the in-flight marketplace.

Davis brings over 20 years of in-depth experience in financial, operational and business management expertise to Global Eagle. Davis has also held key finance posts at Budget Group (home to Budget Rent-A-Car and Ryder Truck Rental) and Kraton Polymers, LLC, the world’s leading manufacturer of SBCs (Styremic Block Copolymers). Early in his career, he also worked for Rockwell International as a Flight Planning Engineer before moving to BF Goodrich Aerospace, Inc. as a Marketing Engineer.

Davis is a graduate of the University of Minnesota earning a Bachelor of Aerospace Engineering and Mechanics degree. He also earned his MBA at the University of Minnesota's Carlson School of Management.

About Row 44

Row 44 is a satellite-based broadband services provider to the global commercial airline industry. Its network enables airlines to connect to orbiting Ku-band satellites and to communicate with existing satellite ground earth stations. Row 44’s in-cabin communication link currently provides airline passengers with Internet access, live television, shopping and flight and destination information. Row 44 was formed in 2004, its WiFi connectivity system was first deployed by a domestic commercial airline in 2009 and its broadband services were fully operations in 2010. Currently installed on more than 400 aircraft, Row 44 has the largest fleet of connected entertainment enabled planes that operate over land and sea worldwide.

About Global Eagle

Global Eagle Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Global Eagle Acquisition Corp. and one or more businesses. Global Eagle Acquisition Corp. is a Delaware corporation formed in 2011. It raised approximately $190 million in its IPO in May 2011 and its securities are traded on NASDAQ under the ticker symbols EAGL, EAGLW and EAGLU.

ADDITIONAL INFORMATION ABOUT THE BUSINESS COMBINATION AND WHERE TO FIND IT

Global Eagle has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement of Global Eagle in connection with the proposed business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. Global Eagle stockholders and other interested persons are advised to read the preliminary proxy statement, and amendments thereto, and, when available, the definitive proxy statement in connection with Global Eagle’s solicitation of proxies for the special meeting to be held to approve the business combination because the proxy statement will contain important information about AIA, Row 44, Global Eagle and the proposed business combination. The definitive proxy statement will be mailed to stockholders of Global Eagle as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC's Internet site at http://www.sec.gov, or by directing a request to: Global Eagle Acquisition Corp., 10900 Wilshire Blvd., Suite 1500, Los Angeles, CA 90024. Attn.: James A. Graf, Chief Financial Officer.

PARTICIPANTS IN THE SOLICITATION

Global Eagle and its directors and officers may be deemed participants in the solicitation of proxies to Global Eagle’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in Global Eagle is contained in the proxy statement for the proposed business combination.

FORWARD LOOKING STATEMENTS

This press release may include "forward looking statements" within the meaning of the "safe harbor" provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the timing of the proposed business combination with Row 44 and AIA, as well as the expected performance, strategies, prospects and other aspects of the businesses of Global Eagle, AIA, Row 44 and the combined company after completion of the proposed business combination, are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Row 44 or the stock purchase agreement for the acquisition of shares of AIA (the "Business Combination Agreements"), (2) the outcome of any legal proceedings that may be instituted against Global Eagle, AIA, Row 44 or others following announcement of the Business Combination Agreements and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination Agreements due to the failure to obtain approval of the stockholders of the Global Eagle or other conditions to closing in the Business Combination Agreement, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Business Combination Agreements; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that AIA and Row 44 may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement filed by Global Eagle with the SEC, including those under “Risk Factors” therein, and other filings with the SEC by Global Eagle.

Reads are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Global Eagle, AIA and Row 44 undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Investor:	James Graf, Global Eagle

jgraf@geacq.com

(310) 209-7280

Media:	Jeff Pryor, Priority PR

jeff@prioritypr.net

(310) 954-1375